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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TCF Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TCF FINANCIAL CORPORATION
200 Lake Street East, Mail Code EX0-03-A
Wayzata, MN 55391-1693
(612) 661-6500

March 28, 2002

Dear Shareholder:

        You are invited to attend TCF Financial Corporation's Annual Meeting of Shareholders which will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on May 8, 2002, at 10:30 a.m. local time.

        At the Annual Meeting you will be asked to:

    1.
    Elect four directors to the Board, and

    2.
    Ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2002.

        Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote your TCF shares by Internet, by phone, or by mail. Follow the instructions on the enclosed proxy card. (Internet or telephone voting actually costs TCF less than voting by mail, so I encourage you to consider it!) If you receive more than one proxy card, please vote each card. Remember, you can always vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper Chairman and Chief Executive Officer

TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAIL CODE EX0-03-A
WAYZATA, MN 55391-1693
(612) 661-6500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 8, 2002

        The Annual Meeting of Shareholders of TCF Financial Corporation is scheduled as shown below:

Date:	May 8, 2002
Time:	10:30 a.m. local time
Place:	Sheraton Minneapolis West Hotel 12201 Ridgedale Drive Minnetonka, MN 55305

Meeting Agenda

  1.
  Elect four directors to the Board, and

  2.
  To ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2002.

        You are entitled to vote at the Annual Meeting if you owned TCF Financial common stock on March 11, 2002.

        Please vote the enclosed proxy card now even if you plan to attend the Annual Meeting. You can vote via the Internet or telephone (follow the instructions on the enclosed proxy card) or you can vote by regular mail by returning your completed proxy card(s) in the enclosed return envelope. If you do attend the Annual Meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

William A. Cooper Chairman and Chief Executive Officer

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES NOW. YOU CAN VOTE BY INTERNET OR TELEPHONE OR YOU CAN RETURN YOUR PROXY CARD(S) TO US IN THE ENCLOSED RETURN ENVELOPE.

Wayzata, Minnesota
March 28, 2002

TCF FINANCIAL CORPORATION
200 LAKE STREET EAST, MAIL CODE EX0-03-A
WAYZATA, MN 55391-1693
(612) 661-6500

PROXY STATEMENT

        The Board of Directors (the "Board") of TCF Financial Corporation ("TCF Financial") requests your proxy for the Annual Meeting of Shareholders (the "Annual Meeting" or "Meeting"). The proxy is being solicited on behalf of the Board and TCF Financial. The Annual Meeting is scheduled as shown below:

Date:	May 8, 2002
Time:	10:30 a.m. local time
Place:	Sheraton Minneapolis West Hotel 12201 Ridgedale Drive Minnetonka, MN 55305

        The mailing address of the principal executive offices of TCF Financial appears at the top of this page. This proxy statement was mailed on approximately March 28, 2002.

ABOUT THE MEETING

        What Items are on the Agenda for the Annual Meeting and How Many Votes are Required for Approval of Each?    Assuming a quorum is present, the proposals on the agenda and the required vote for approval of each is as follows:

Agenda Item		Votes Required for Approval
1.	Election of four directors.	The four candidates who receive the most votes are elected.
2.	To ratify the appointment of KPMG LLP as independent public accountants for the Fiscal Year ending December 31, 2002.	Majority of the shares voted.

        Who is Permitted to Vote at the Annual Meeting?    You are entitled to vote at the Annual Meeting if you owned common stock of TCF Financial ("TCF Stock") on March 11, 2002 (the "Record Date"). Each share of stock you own as of the Record Date entitles you to one vote on each proposal at the Annual Meeting. There were 76,447,645 shares of TCF Stock outstanding as of the Record Date. There were 11,383 individuals and organizations that owned TCF Stock of record as of that date.

        How do I (as a Shareholder) Vote?    You can vote at this time (in advance of the Meeting) by naming a proxy to vote your shares. (You can also vote at the Meeting by written ballot, although this is rare.) You have three options for voting at this time: (1) by Internet; (2) by telephone; or (3) by mail. If you want to vote by Internet or telephone, follow the instructions on your enclosed proxy card. If you want to vote by mail, please mark the enclosed proxy card(s) with your instructions and then sign, date and return the card(s) to us in the enclosed return addressed envelope. To avoid confusion, please do not vote both by Internet or telephone and mail. When you vote before the Meeting, you do so by giving someone else your "proxy" to vote in your place. The persons who will vote the proxies for this Meeting are William A. Cooper and/or Gregory J. Pulles, the Chairman and Vice Chairman of TCF Financial, respectively. They will vote your shares as "for," "against," "abstain," etc., on each proposal as you instruct them to. If you do not give any instructions they will vote "for" electing all nominees and "for" ratifying KPMG LLP as independent public accountants for the fiscal year ending December 31, 2002. If any other business comes before the Meeting (and on certain other matters as listed on the accompanying proxy card), they will vote your proxy according to their own judgment.

        Once I have Voted My Proxy, May I Revoke it?    Yes, your proxy is revocable and is automatically revoked if you submit a new vote. You can vote your shares at the Meeting by written ballots available at the Meeting, even if you voted them in advance by proxy. If you intend to vote at the Meeting and your shares are held in "street name" by a stock brokerage firm, you should contact your stock brokerage firm ahead of time to determine what procedures to follow.

        Who Pays for the Expenses of This Proxy Solicitation?    Solicitation is being done by mail and through assistance of a professional solicitor, Innisfree M & A Incorporated ("Innisfree"). Innisfree's contract provides its fees will be not more than $11,000. TCF Financial is paying all costs of solicitation.

        Will My Broker Vote My Shares if I Do Not Vote?    Yes, but only if your shares are held in the brokerage firm's account (in "street name") rather than in the form of certificates. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), brokers who hold shares in street name have the authority to vote shares for which they do not receive instructions on all of the proposals at this Annual Meeting. If you wish to vote shares held in street name at the Meeting, you should contact your broker before the Meeting to determine the procedures to follow.

        How is a Quorum Determined?    At least 50% of the TCF Stock outstanding as of the Record Date must be present at the Annual Meeting in order to have a quorum. Broker votes of your shares are counted toward the quorum requirement. If you vote by proxy before the Meeting but decide to abstain on one or more proposals, you are counted as being present at the Meeting and your vote counts toward the quorum requirement even though your shares are not voted for the proposal(s).

        By When Must Shareholders Submit Proposals or Nominate Directors for the Next Meeting?    See page 20 of this proxy statement.

ITEM 1: ELECTION OF DIRECTORS

        The Nominees listed below are proposed for election to membership in Class III for a three-year term expiring in 2005. Unless instructed otherwise on the proxy card, all proxies received will be voted in favor of the Nominees listed in the following chart. All Nominees agree they will serve if elected. If any Nominee becomes unable to serve prior to the Annual Meeting, the person to whom your proxy gives the voting rights (William A. Cooper and/or Gregory J. Pulles) will vote for a replacement nominee.

Name	Position(s) with TCF Financial:	Age	Director Since*
NOMINEES FOR ELECTION AS DIRECTORS
Class III—Term Expires 2005
Rodney P. Burwell	Director	63	2000
William A. Cooper	Director, Chairman and Chief Executive Officer	58	1987
Thomas A. Cusick	Director, Vice Chairman and Chief Operating Officer	57	1988
Thomas J. McGough	Director	68	1989
The Board Unanimously Recommends that You Vote "For" All Nominees.
DIRECTORS WHOSE TERMS DO NOT EXPIRE IN 2002
Class I—Term Expires 2003
William F. Bieber	Director	59	1997
John M. Eggemeyer III	Director	56	1994
Robert E. Evans	Director	66	1990
Richard McNamara	Director	69	2000
Gerald A. Schwalbach	Director	57	1999
Class II—Term Expires 2004
Luella G. Goldberg	Director	65	1988
George G. Johnson	Director	59	1998
Lynn A. Nagorske	Director and President	45	1995
Ralph Strangis	Director	65	1991

*
Excludes director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

        Information About Directors and the Board.    The Board is divided into three classes of equal (or close to equal) size. Directors serve three-year terms, with one class being elected each year. The number of directors on the Board at any given time may range from seven to twenty-five. Within these limits, the Board sets the number of directors from time to time. As of March 28, 2002, the current number of directors was thirteen.

BACKGROUND OF THE NOMINEES AND OTHER DIRECTORS

        The following describes the last five years (or longer) of business experience of the Nominees up for election as well as the other directors whose terms do not expire this year. There is no family relationship between any of the Nominees, directors or executive officers of TCF Financial.

NOMINEES FOR ELECTION AT THIS MEETING

        RODNEY P. BURWELL was elected to the Board of TCF Financial Corporation in November 2000. He is the founder of Xerxes Corporation, a leading manufacturer of structural fiberglass products. Mr. Burwell is the owner of the Silvertree Hotel in Snowmass Village, Colorado and the Madison Concourse Hotel in Madison, Wisconsin. Mr. Burwell's other businesses include C&B Investments, which operates a group of John Deere agricultural dealerships; and Pace Analytical Services, Inc., an analytical testing company. Mr. Burwell is the Chairman of the Board of Fairview Health Services, a member of the Board of Trustees at the Blake School, The University of St. Thomas School of Law, Opus Northwest, IDS Life Series Fund, Inc., American Centurion Life Assurance Company, and IDS Life Insurance Company of New York.

        WILLIAM A. COOPER has been Chairman of the Board of TCF Financial since its formation in 1987. Mr. Cooper has also been Chief Executive Officer of TCF Financial since 1987 and was Chief Executive Officer of TCF National Bank until 1993. Mr. Cooper serves on the Boards of Directors of the Minnesota Business Partnership, the Friends of Ascension School, and the Providence Academy. Mr. Cooper has been a director of TCF Financial since its formation in 1987 and of TCF National Bank since 1985.

        THOMAS A. CUSICK has been Chief Operating Officer of TCF Financial since 1997, and has been Vice Chairman of TCF Financial since 1993. Before 1993, he had been President of TCF Financial since its formation in 1987. Mr. Cusick served as Chief Executive Officer of TCF National Bank from 1993 to 1996. Mr. Cusick is a past Chairman of the Savings League of Minnesota and a past member of the Board of Trustees of the College of St. Benedict. Mr. Cusick has been a director of TCF Financial since 1988.

        THOMAS J. MCGOUGH is President and one of the incorporators of McGough Construction, a Minnesota commercial contractor. Mr. McGough has been a director of TCF Financial since 1989.

OTHER DIRECTORS (NOT NOMINEES AT THIS MEETING)

        WILLIAM F. BIEBER has been a director of TCF Financial since 1997. Mr. Bieber is Chairman of the Board and owner of Acrometal Companies, Inc., a Minnesota-based organization supplying various products to the commercial and industrial marketplace. In addition, Mr. Bieber is the owner and President of Acrometal Management Corporation, and owner of AcroTech Industries, Inc., a Texas-based operation supplying various products and services to the commercial and industrial marketplace. Mr. Bieber is currently a member of the World Presidents' Organization and the Minnesota Executives' Organization. He is past President of the Board of Directors of Hammer Residences, Inc., and a member of the Dunwoody Institute Board of Trustees. Mr. Bieber is a past President and Trustee of the Washburn Child Guidance Center and a former cabinet member to the Minneapolis United Way.

        JOHN M. EGGEMEYER III is the founder and Chief Executive of Castle Creek Capital LLC and Castle Creek Financial LLC (previously Belle Plaine Financial LLC), two companies which together form a merchant banking organization serving the banking industry exclusively. Mr. Eggemeyer also serves as a director of First Community Bancorp and Union Acceptance Corporation. He has been a director of TCF Financial since 1994.

        ROBERT E. EVANS has been a director of TCF Financial since 1990, and was elected Vice Chairman of TCF Financial in 1993. He was President and Chief Operating Officer of TCF National Bank from 1987 to 1993. Mr. Evans retired as an executive from TCF Financial and TCF National Bank effective January 2, 1998 but continues as a Board member.

        LUELLA G. GOLDBERG has been a director of TCF Financial since 1988. She has been a director of Hormel Foods Corporation since 1993, and served as a Director of Reliastar Financial Corp. from 1976 until 2000. In April 2001, she was elected to the Supervisory Board of ING Group, Amsterdam, the Netherlands, which acquired Reliastar Financial Corporation in 2001. Ms. Goldberg served as Chair of the Board of Trustees of Wellesley College from 1985 to 1993. From July 1993 to October 1993, Ms. Goldberg served as acting President of Wellesley College and now serves as a Trustee Emerita. Ms. Goldberg is also a past Chair of the Minnesota Orchestral Association and is a past Chair of the University of Minnesota Foundation. In addition, she became a director of Communications Systems, Inc. in 1997, and NRG Energy, Inc. in June 2000.

        GEORGE G. JOHNSON has been a director of TCF Financial since 1998. He is Managing Director of George Johnson & Company, a Certified Public Accounting firm. Mr. Johnson is an Executive Board Member of the Detroit Area Council of the Boy Scouts of America, and the Wayne State University Richard Austin Scholarship Fund. Mr. Johnson also serves as Treasurer on the Detroit Regional Chamber of Commerce and as an advisor for the Black United Fund of Michigan, Inc. Mr. Johnson has been a past Chairman of the Salvation Army, Metropolitan Detroit and a former Executive Board Member of the Detroit Historical Society and Junior Achievement of Southeastern Michigan. Mr. Johnson is a Certified Public Accountant.

        RICHARD F. MCNAMARA was elected as a director of TCF Financial in May 2000. Mr. McNamara is the Chief Executive Officer and Owner of Activar, Inc., a conglomerate of twelve companies in industrial plastics, sheet metal, construction supply, and electronics. Mr. McNamara serves as a director of Dunwoody Institute, Egan Companies, Rimage, Inc., the University of Minnesota Foundation, Woodland Container Corp, Magstar Technologies, Inc., and a regent at the University of Minnesota.

        LYNN A. NAGORSKE has been President of TCF Financial since 1993 and a director of TCF Financial since 1995. He has also held various other positions with TCF Financial and TCF National Bank: Chief Executive Officer, TCF National Bank (1997-January 1999); and Treasurer (Principal Financial Officer), TCF Financial (1987-1995). Mr. Nagorske is currently a member of the Young President's Organization ("YPO"). Mr. Nagorske is also the immediate past Treasurer and director for the Science Museum of Minnesota, and is a past director for the Minnesota State University—Mankato Foundation and the Greater Minneapolis Chamber of Commerce. Mr. Nagorske is a director for the Minnesota Orchestral Association. Mr. Nagorske is a Certified Public Accountant.

        GERALD A. SCHWALBACH has served as a director of TCF Financial since July 1999. Mr. Schwalbach is currently the Chairman of the Board of Two S Properties, Inc., Superior Storage I, LLC, and related companies, all of which are engaged in the real estate business. From 1985 to June 1996, Mr. Schwalbach served as Executive Vice President of Jacobs Management, Inc., a management corporation, and from 1996 to March 1997, as Executive Vice President of IMR General, Inc., an affiliate of Jacobs Management, Inc. Prior to joining Jacobs Management, Inc., Mr. Schwalbach was a tax partner with Arthur Andersen LLP. He was a director of Delta Beverage Group, Inc., a beverage bottler and distributor, from 1988 to 1999. Since 1997, he has been a director of C.H. Robinson Worldwide, Inc., a logistics and transportation company. In 1998, he became a director of BORN Information Systems, Inc., a computer consulting firm.

        RALPH STRANGIS is a founding member of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A. Mr. Strangis is Chairman of the Board of Trustees of the Minneapolis Institute of Arts. He has been a director of TCF Financial since 1991.

        Committee Memberships and Attendance by Directors.    The business, property and affairs of TCF Financial are managed by or under the direction of the Board. The Board met four times in 2001. The following chart identifies the standing Board Committees (those which meet regularly) including those with audit and compensation responsibilities, the members of each standing Committee and the number of meetings held in 2001.

Committee Name	Members	Principal Responsibilities		Number of Meetings
Audit/Asset Quality	George G. Johnson, Ch. Thomas J. McGough Robert E. Evans	• • • • •	Relations with internal and external auditors Reviewing audit functions and controls Reviewing financial reporting Reviewing asset quality Overseeing compliance	Four
Personnel/Shareholder Relations*	Ralph Strangis, Ch. William F. Bieber Rodney P. Burwell* John M. Eggemeyer III Luella G. Goldberg Richard F. McNamara Gerald A. Schwalbach	• • • • •	Recommending and approving personnel-related items Awarding stock and option grants Determining executive compensation Reviewing merger and acquisition activity Increasing shareholder value	Four

*
Mr. Burwell became a member of the Personnel/Shareholder Relations Committee starting with the April 30, 2001 meeting.

        During 2001 all directors attended at least 75% of meetings (Committee and Board combined).

        Business Transactions, Loans or Other Relationships Between TCF Financial and its Directors or Officers (Including Compensation Committee Interlocks and Insider Participation on the Personnel/Shareholder Relations Committee)    The members of the Personnel/Shareholder Relations Committee in 2001 are listed above. None of these members is an executive officer, employee or former employee of TCF Financial.

        The firm of Kaplan, Strangis and Kaplan, P.A. provided legal services to TCF Financial (including its subsidiaries) during 2001. Mr. Strangis is a member of the law firm of Kaplan, Strangis and Kaplan, P.A. Fees paid to the law firm did not exceed 5% of its gross revenues (or of TCF Financial's gross revenues). TCF Financial believes that the fees charged by this law firm for the services provided were at market rates and were not affected by Mr. Strangis' position as a director.

        William F. Bieber, Gerald A. Schwalbach, Rodney P. Burwell, and Thomas J. McGough are affiliated with commercial entities. In 2001 TCF National Bank had various corporate term loans, corporate lines of credit, commercial real estate loans and a letter of credit outstanding to the companies associated with Mr. Bieber, Mr. Schwalbach, Mr. Burwell, and Mr. McGough. All loans to Mr. Bieber's, Mr. Schwalbach's, Mr. Burwell's, and Mr. McGough's companies were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. During 2001, TCF National Bank and/or its wholly owned subsidiary mortgage corporation, TCF Mortgage Corporation, had outstanding residential mortgage loans to certain family members of directors and executive officers. All such loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and did not involve more than the normal risk of collectability or present other unfavorable features. During 2001, TCF Financial made loans to accounts of executives in the Executive Deferred Compensation Plan and to directors' accounts in the Directors Deferred Compensation Plan. See pages 7 and 17 for details.

        Director Nominating Committee:    The Personnel/Shareholder Relations Committee nominates directors for election to the board. This Committee consists entirely of non-management directors.

COMPENSATION OF DIRECTORS

•
Employee ("inside") directors receive no pay for Board service.

•
Non-employee directors are paid in cash and with stock grants.

•
Cash compensation:

•
Annual Retainer—$20,000 (which may be deferred and invested in TCF Stock)

•
Board Meetings—$700/meeting

•
Committee Meetings—$300/meeting ($500 if chairperson)

•
Stock grants:

•
Periodically, but not more often than every three years, directors receive TCF Stock grants equal to three times their annual retainer: ($20,000 × 3 = $60,000).

•
The number of shares granted is determined by dividing three times the annual retainer fee by the price of TCF Stock on the grant date.

•
One-third of the shares vest in each year that TCF Financial's return on equity exceeds 15%.

•
The stock vests over a minimum of three years.

•
Once all shares vest, new grants are made.

•
Unvested shares will vest if a change in control occurs.

•
Directors may defer the payment of fees and stock grants until they retire. All deferred fees are invested in TCF Stock. On October 18, 2001, as it had previously done for executive's accounts in the Executive Deferred Compensation Plan, TCF Financial made loans to accounts in the TCF Directors Deferred Compensation Plan for the acquisition of TCF Stock. The amount of leveraging was limited to what could be serviced through dividend payments on existing and newly acquired shares of TCF Stock in the accounts. TCF Financial made all loans for a term of five years and at a prevailing market rate of interest. Shares were purchased at prevailing market values in the open market at the time of purchase at an average price of $41.0891 per share. The number of shares purchased for accounts of the non-employee directors through these loans, and the amounts loaned in 2001, were as follows: Mr. Bieber, 2,089 shares ($85,835); Mr. Eggemeyer, 1,749 shares ($71,865); Ms. Goldberg, 6,573 shares ($270,079); Mr. Johnson, 2,025 shares ($83,205); Mr. McGough, 3,575 shares ($146,894); Mr. Schwalbach, 595 shares ($24,448); Mr. Strangis, 1,772 shares ($72,810). The value of the shares securing the loans for the directors, as of March 13, 2002, are as follows: Mr. Bieber $111,719; Mr. Eggemeyer $93,536; Ms. Goldberg $351,524; Mr. Johnson $108,297; Mr. McGough $191,191; Mr. Schwalbach $31,820; and Mr. Strangis $94,766. Shares of TCF Stock purchased with a loan are not allocated to the director's account until the account's loan is fully repaid. Each loan is secured by a pledge of the stock acquired through the loan, future income to the account and a contingent deferral commitment from the director.

•
Directors' Retirement Plan:

•
Directors with five or more years of service receive a retirement benefit.

•
After five years directors are 50% vested and after ten years they are 100% vested.
Years of Service	Annual Benefit
Five	50% × $20,000 = $10,000
Six	60% × $20,000 = $12,000
Seven	70% × $20,000 = $14,000
Eight	80% × $20,000 = $16,000
Nine	90% × $20,000 = $18,000
Ten or more	100% × $20,000 = $20,000
  •
  Benefits vest if a change in control occurs.

  •
  The benefit is paid for a number of years equal to the director's length of service on the Board.

•
Indemnification rights are provided to directors under TCF's Articles of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law.

TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

        The following chart shows ownership as of February 28, 2002 of TCF Stock by those indicated.

Name of Beneficial Owner	Shares Beneficially Owned(1)		% of Shares Outstanding(2)
Directors and Nominees who are not Named Executives:
William F. Bieber	410,740	(6)(8)	(3)
Rodney P. Burwell	18,547	(4)(6)(8)	(3)
John M. Eggemeyer III	31,631	(6)(8)	(3)
Robert E. Evans.	394,741	(4)(6)	(3)
Luella G. Goldberg	93,809	(6)(8)	(3)
George G. Johnson	24,811	(6)	(3)
Thomas J. McGough	91,270	(4)(6)	(3)
Richard F. McNamara	5,560	(8)	(3)
Gerald A. Schwalbach	73,397	(6)(8)	(3)
Ralph Strangis	49,964	(6)(8)	(3)
Named Executives:
William A. Cooper	2,094,762	(4)(6)	2.7%
Thomas A. Cusick	632,394	(6)	(3)
Lynn A. Nagorske	632,109	(6)	(3)
Gregory J. Pulles	322,636	(4)(6)	(3)
Barry N. Winslow	266,391	(6)	(3)
All Directors, Nominees and Executive Officers combined (30 persons, including those named above)	6,327,120	(4)(5)(6)(8)	8.3%
5% beneficial owners
Putnam Investments, Inc One Post Office Square Boston, MA 02109	5,528,453	(7)	7.2%
Advisory Committee of TCF Employees Stock Purchase Plan c/o General Counsel TCF Financial Corporation 200 Lake Street East Mail Code EX0-03-A Wayzata, MN 55391-1693	4,108,488 (Dec. 2001	(8) )	5.4%

(1)
All shares are directly owned or purchasable by options exercisable in 60 days, and the person indicated has sole or shared (joint account) voting and dispositive power, except as indicated in the following footnotes.

(2)
Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon the exercise of existing options within 60 days after February 28, 2002.

(3)
1.0% or less.

(4)
Includes shares beneficially owned by family members who share the person's household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Burwell, 2,000 shares; Mr. McGough, 45,000 shares; Mr. Cooper, 7,158 shares; Mr. Evans, 17,660 shares; Mr. Pulles, 18,323 shares; and all directors, nominees and executive officers combined, 106,102 shares.

(5)
Includes shares which could be purchased upon the exercise of existing options within 60 days. As of February 28, 2002, there were no options outstanding for the directors, nominees and named executives, and 97,250 options outstanding for all executive officers combined.

(6)
Includes whole shares of TCF Stock allocated to accounts as of December 31, 2001, in the TCF Employees Stock Purchase Plan, for which the named executives and certain directors have shared voting power as follows: Mr. Cooper, 50,160 shares; Mr. Cusick, 37,549 shares; Mr. Nagorske, 27,763 shares; Mr. Pulles, 21,561 shares; Mr. Winslow, 24,637 shares; and all directors, nominees and executive officers combined, 289,545 shares. Also includes whole shares of TCF Stock in the trust for the Supplemental Employee Retirement Plan ("SERP"), for which the named executives do not have voting power, as of December 31, 2001, as follows: Mr. Cooper, 82,520 shares; Mr. Cusick, 26,530 shares; Mr. Nagorske, 16,522 shares; Mr. Pulles, 15,564 shares; Mr. Winslow, 8,331 shares; Mr. Evans, 3,531 shares; and all directors, nominees and executive officers combined, 173,858 shares. Also includes whole shares of TCF Stock (vested and unvested) in the trust for the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Directors Deferred Compensation Plan for which the directors or named executives do not have voting power, as of February 28, 2002, as follows: Mr. Bieber, 18,740 shares; Mr. Cooper, 1,135,641 shares; Mr. Cusick, 294,380 shares; Mr. Eggemeyer, 15,731 shares; Mr. Evans, 170,906 shares; Ms. Goldberg, 58,477 shares; Mr. Johnson, 18,211 shares; Mr. McGough, 31,908 shares; Mr. Nagorske, 394,137 shares; Mr. Pulles, 174,864 shares; Mr. Strangis, 15,964 shares; Mr. Schwalbach, 5,530 shares; Mr. Winslow, 221,244 shares; Mr. Burwell 1,547 shares; and all directors, nominees and executive officers combined, 3,197,465 shares.

(7)
Putnam Investments, LLC has shared dispositive power with respect to all of the shares and shared voting power with respect to 101,370 shares. Dispositive power is shared with Putnam Investment Management, Inc., an investment adviser subsidiary of Putnam Investments, LLC, with respect to 5,239,641 shares, and the Putnam Advisory Company, Inc., another investment adviser subsidiary, as to the remaining 288,812 shares. The foregoing information is based upon a Form 13G/A filed with the SEC by Putnam Investments, LLC on February 15, 2002.

(8)
The Advisory Committee for the TCF Employees Stock Purchase Plan has shared voting power with participants of all allocated shares in the Plan. Advisory Committee members disclaim ownership of these shares. Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Bieber, Burwell, Eggemeyer, McNamara, Schwalbach and Strangis, does not include any shares beneficially owned by the Advisory Committee.

        Were All Stock Ownership Reports Timely Filed By TCF Insiders? (Section 16(a) Beneficial Ownership Reporting Compliance).    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF Financial's directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of TCF Stock to file stock ownership reports with the SEC and the NYSE. Based upon representations signed by officers and directors, TCF Financial believes that all reports required by officers and directors were filed on a timely basis during 2001, except that Joseph Doyle reported direct ownership of 7,104 shares in October, 2001, which had previously been inadvertently omitted from his prior reports.

BACKGROUND OF EXECUTIVES WHO ARE NOT DIRECTORS

        The following describes the last five years (or longer) of business experience of executive officers of TCF Financial, or its principal wholly owned subsidiaries TCF National Bank and TCF National Bank Colorado who are not directors of TCF Financial.

        TIMOTHY P. BAILEY (age 46) was elected President of TCF National Bank—Lakeshore in August 2001. Prior to being named President, he served as Chief Operating Officer/Lending of TCF National Bank—Lakeshore in September 2000. Prior to that he was the President and Chief Executive Officer of TCF National Bank Wisconsin since 1993, and prior to that he had been Vice President of Commercial Lending/Loan Workouts with TCF National Bank.

        JAMES S. BROUCEK (age 38) was elected Chief Investment Officer and Senior Vice President of TCF National Bank in April 2001. Prior to that he had been Senior Vice President and Controller of TCF National Bank—Michigan Division since September 17, 1995. Mr. Broucek is a Certified Public Accountant.

        NEIL W. BROWN (age 43) was elected Chief Financial Officer, Treasurer and Executive Vice President of TCF Financial in October 1998. Prior to that, Mr. Brown was an Audit Partner at KPMG LLP specializing in the financial services industry for clients other than TCF Financial. Mr. Brown also serves as chair of the Board of Directors of Vail Place. Mr. Brown is a Certified Public Accountant.

        CRAIG R. DAHL (age 47) was elected an Executive Vice President of TCF Financial in May 1999. Mr. Dahl was also elected President of TCF Leasing, Inc., a wholly owned subsidiary of TCF National Bank, in June 1999. Prior to that Mr. Dahl was a Senior Vice President in the Equipment Finance Division of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo) since 1991.

        JOSEPH W. DOYLE (age 54) was elected President of TCF Mortgage Corporation in January 2001. Prior to that he served as the acting President of TCF Mortgage Corporation since July 2000. Prior to that he was a Senior Vice President of TCF Mortgage Corporation since February 2000 and prior to that he was an Executive Vice President of TCF National Bank Michigan since 1996.

        BRIAN J. HURD (age 48) was elected President of TCF Express Trade, Inc. in August 2000. Prior to that he was the President of TCF Securities, Inc. since 1996.

        MARK L. JETER (age 45) was elected President of TCF National Bank—Minnesota in September 2000. He has also held various positions with TCF affiliates: Chief Executive Officer of TCF National Bank Michigan (1998-2000), President of TCF National Bank Michigan (January 1999—September 2000), Executive Vice President of Retail Banking of TCF National Bank (1996-1998) and Senior Vice President of Retail Banking of TCF National Bank (1994-1996).

        MICHAEL B. JOHNSTONE (age 54) was elected Chief Operating Officer/Retail Banking of TCF National Bank—Lakeshore in September 2000. Prior to that he was President and Chief Executive Officer of TCF National Bank Illinois since 1995 and prior to that Mr. Johnstone was an Executive Vice President of Branch Operations with TCF National Bank.

        WAYNE A. MARTY (age 49) has been the President and Chief Executive Officer of TCF Bank Colorado since 1997. Prior to that Mr. Marty was a Senior Vice President of TCF National Bank.

        RONALD J. PALMER (age 49) was elected President of Winthrop Resources Corporation, a wholly owned subsidiary of TCF National Bank, in June 1998. He has been an Executive Vice President of TCF Financial and TCF National Bank since 1992. He has also held various other positions with TCF Financial and its affiliates: Chief Financial Officer and Treasurer (Principal Financial Officer) of TCF Financial (1995-1998); President and Chief Executive Officer of TCF Mortgage Corporation (1992-1995). Mr. Palmer is a Certified Public Accountant.

        GREGORY J. PULLES (age 53) has been the General Counsel of TCF Financial since its formation in 1987, Secretary of TCF Financial since 1989, and a Vice Chairman of TCF Financial since 1993. Mr. Pulles has been an Executive Vice President of TCF National Bank since 1989. He has also held various other positions with TCF National Bank: Secretary (1989-1995) and General Counsel (1985-1993).

        MARY E. SARLES (age 45) has been an Executive Vice President of TCF Financial since 1993. Ms. Sarles has been President of TCF Financial Insurance Agency, Inc. since 1989.

        BARBARA E. SHAW (age 46) was elected to the position of Senior Vice President-Human Resources of TCF Financial in December 1999. Prior to this time she was Senior Vice President of Human Resources for TCF National Bank having returned to TCF in April of 1998. Prior to returning to TCF she was a Vice President and Business Unit Manager of the Investment Trust Department of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo) from February 1996 to March 1998 and prior to that she was a Senior Vice President of TCF Mortgage Corporation from 1992 to 1996.

        DAVID M. STAUTZ (age 45) was elected Controller of TCF National Bank in April 2000. In October 1999, he was elected Senior Vice President, Controller/Assistant Treasurer of TCF Financial, and Assistant Treasurer of TCF National Bank. Prior to that Mr. Stautz was a Director in the Corporate Controller's Division of Wells Fargo & Company, formerly Norwest Corporation, from May 1985 through July 1999. Mr. Stautz is a Certified Public Accountant.

        EARL D. STRATTON (age 54) was elected Executive Vice President and Chief Information Officer of TCF Financial in 1995. Prior to that he was a Senior Vice President of TCF Financial. Mr. Stratton has been a Senior Vice President of TCF National Bank since 1985.

        THOMAS J. WAGNER (age 56) was elected President of TCF National Bank—Michigan in September 2000. Prior to being named President he served as an Executive Vice President of Commercial Lending. Before joining TCF National Bank Michigan in October 1996, Mr. Wagner was with Michigan National Bank for 21 years. Mr. Wagner is a Certified Public Accountant.

        BARRY N. WINSLOW (age 54) was elected to the position of Chief Executive Officer of TCF National Bank in August 2001. He has been the President of TCF National Bank since 1998. He has also held various positions with TCF affiliates: President and Chief Executive Officer of TCF National Bank—Lakeshore (September 2000—August 2001); President of TCF National Bank Michigan (1995-1998); President of TCF National Bank Minnesota (1998-2000); and President and Chief Executive Officer of TCF National Bank Illinois (1993-1995).

REPORT OF PERSONNEL/SHAREHOLDER RELATIONS COMMITTEE

        This Report identifies how the TCF executives named in the Summary Compensation Table on page 15 are paid and why. The "Summary Compensation Table" is a chart showing compensation for the last three years of the Chief Executive Officer of TCF Financial and the four highest paid executives of TCF Financial or its significant subsidiaries (the "named executives").

        How Are Executive Officers Paid?    TCF Financial compensates its executive officers in three ways: base compensation, cash bonus, and Performance Stock grants or stock options.

        Base Compensation.    The Personnel/Shareholder Relations Committee (the "Committee" or "Personnel Committee") of the Board periodically reviews base compensation. The Chairman of the Board makes recommendations to the Committee for each of the executive officers other than himself. The Committee generally requests advice from its outside consultant, Towers Perrin, before it makes any significant adjustment to overall base compensation for the executive group. The Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but members particularly take into account the Company's performance and compensation levels paid by competitors. The Committee did not increase base compensation for Mr. Cooper or any of the named executives for 2001 other than Mr. Winslow, whose salary was increased to reflect the assumption of additional duties. Effective January 1, 2002, the Committee has increased the base compensation for Mr. Nagorske, Mr. Pulles, and Mr. Winslow to reflect assumption of additional duties in light of the announced retirement of Mr. Thomas A. Cusick as Vice Chairman and Chief Operating Officer of TCF Financial.

        Annual Cash Bonus—2001 and 2002.    For 2001 and 2002 the Committee approved a cash bonus plan for TCF Financial's executives based on diluted earnings per share ("EPS"). Following are the EPS goals and bonus percentages that were approved for TCF Financial executives for 2001 and 2002:

2001 Goals
Diluted EPS	$2.35	$2.50	$2.60	$2.65	$2.70
% of Salary Bonus	0%	50%	100%	150%	200%
2002 Goals
Diluted EPS	$2.80	$3.00	$3.05	$3.10	$3.15
% of Salary Bonus	0%	50%	100%	150%	200%

        Bonuses are interpolated for results between the stated goals. The Committee reserves the right to determine that a lower (or no) bonus should be paid if in its sole discretion it considers such action warranted. TCF Financial's diluted EPS performance for 2001, calculated pursuant to the plan, was $2.70, resulting in a bonus percentage of 200%, which the Committee approved. This bonus qualified as performance-based compensation under section 162(m) of the Internal Revenue Code (the "Code"). In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." The Company adopted the provisions of SFAS No. 142 effective January 1, 2002 which requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. TCF's diluted EPS for 2001, adjusted to exclude the amortization of goodwill net of tax (as if SFAS No. 142 were effective during 2001), would have been $2.80 per share.

        Performance-Related Stock Grants.    The Committee has made several performance-related stock grants to executives. A grant was made effective in 1997 (the "1997 Performance-Accelerated Stock Awards"). Because the performance goals for the 1997 Performance-Accelerated Stock Awards have been completely satisfied, another performance-related stock grant was made in early 2000 (the "Year 2000 Performance Stock Awards").

        The Year 2000 Performance Stock Awards consist of grants aggregating 1,095,000 shares in total (1.3% of TCF's outstanding shares as of the grant date) to twelve members of TCF's executive management. The shares will vest only upon the achievement of designated future annual cash earnings per share ("Cash EPS") goals and thus qualify as performance-based compensation under Section 162(m) of the Code. (Cash EPS is diluted EPS, adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.) Fifty percent of the shares vest on January 1st of the year following the year in which TCF Financial achieves an annual Cash EPS goal of $3.71 per share (a 75% increase over the base year, 1999, Cash EPS of $2.12). The other fifty percent vests on January 1st of the year following the year in which TCF Financial achieves an annual Cash EPS goal of $4.24 per share (a 100% increase over the base year, 1999, Cash EPS of $2.12). Until the first 50% of the shares vest, dividends paid on the Performance Stock grant are paid at one-half the rate of dividends paid to shareholders generally. The award calls for all shares not vested on the basis of performance by year-end 2007 to be forfeited. TCF's Cash EPS for purposes of the Year 2000 Performance Stock Awards was $2.82.

        The following graph indicates the progress realized to date toward the goals for vesting the Year 2000 Performance Stock Awards:

PROGRESS TOWARD VESTING OF YEAR 2000
PERFORMANCE STOCK AWARDS

        The Committee does not anticipate any further stock grants to this group of executive management through the vesting of the current performance-based grants, which expire January 1, 2008 if not vested before then. Generally, the individuals must remain employed with TCF through 2007 (or, if earlier, the January 1st after a goal is met) in order to receive the shares.

        The Committee believes that these Performance Stock grants will incent management to achieve these long-term Cash EPS goals and will serve as a vehicle to retain senior management.

        Executive Deferred Compensation Plan Loans and Directors Deferred Compensation Plan Loans.    In 2001, as in 1998 and 2000, the Committee approved borrowing by the trustee of the trust for the Executive Deferred Compensation Plan on behalf of the accounts of executives in the Plan and trust for the purpose of investing in additional shares of TCF Stock at the market value of the Stock on the date(s) of purchase of an average of $40.9745 (rounded) per share. See page 17 for further information. In 2001, the Committee also approved borrowing by the trustee of the trust for the Directors Deferred Compensation Plan on behalf of accounts of directors in the Plan and trust for the purpose of investing in additional shares of TCF Stock at the market value of the Stock on the date of purchase of an average of $41.0891 (rounded) per share. See page 7 for further information.

        Compensation Philosophy.    TCF Financial has a seven-point compensation philosophy statement which the Committee considers in all of its compensation decisions. This statement was adopted in 1993 and remains essentially unchanged since then.

        The main goal of the compensation philosophy is to link a substantial portion of executive compensation to the profitability of the Company. The Committee achieves this goal by tying substantial stock awards and an annual bonus to what it believes is the most significant measure of profitability: EPS. The goals for both the stock awards and annual bonuses are based on substantial increases in EPS performance. The Committee believes that EPS is an appropriate measure of long-term performance that will encourage management to pursue profitable acquisition opportunities that are in the long-term best interests of the Company's shareholders.

        A second goal of the compensation philosophy is to attract and retain highly competent executives. The Committee achieves this objective by setting base compensation and incentives at competitive levels, and by awarding substantial Performance Stock awards. Thus, the Year 2000 Performance Stock Awards have two vesting goals, with only fifty percent of the shares earned upon achievement of the first goal. Also, the goals have been set at a high standard—a 75% increase and a 100% increase in Cash EPS. Annually, the Committee reviews compensation paid by a selected peer group (for 2001, the thirty banks and thrifts closest to TCF Financial in asset size, as of September 30, 2001) and TCF's performance as compared to the same peer group. The Committee intends to pay at the high end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group. The Company ranked 1st in combined performance out of the selected peer group companies in 2001 (2000 performance), 1st in 2000 (1999 performance), 15th in 1999 (1998 performance), and fifth in 1998 (1997 performance). The TCF Stock Performance Chart on page 14 shows the TCF stock performance in chart form. Members of the current peer group are listed in the footnotes to the chart.

        The Committee intends that compensation generally will either be performance-based or deferred, as necessary, such that compensation does not exceed the tax deduction limits of the Code. To date, all compensation paid to executives has been tax deductible.

        The Committee believes that the Company's compensation philosophy has been generally successful.

        Committee Membership.    The Committee members are not, and never have been, executive officers of TCF Financial. All Committee members are non-employee directors. On certain matters, a smaller group of the Committee acts as a sub-committee in approving performance-based goals and other matters as required by law.

BY THE COMMITTEE:
Ralph Strangis, Chairman	William F. Bieber
Rodney P. Burwell	John M. Eggemeyer III
Luella G. Goldberg	Richard F. McNamara
Gerald A. Schwalbach

TCF STOCK PERFORMANCE CHART

        The following graph compares the cumulative total shareholder return on TCF Stock over the last five fiscal years with the cumulative total return of the Standard and Poor's 500 Stock Index, the SNL All Bank and Thrift Index and a TCF Financial-selected group of peer institutions over the same period (assuming the investment of $100 in each index on December 31, 1996 and reinvestment of all dividends).

	Period Ending
Index
	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
TCF Financial Corporation	100.00	159.02	115.82	122.37	225.85	248.99
S&P 500	100.00	133.37	171.44	207.52	188.62	166.22
SNL All Bank & Thrift Index(1)	100.00	153.51	162.95	155.89	188.32	191.10
2001 TCF Peer Group(2)	100.00	162.52	156.90	131.59	169.16	188.77
2000 TCF Peer Group(3)	100.00	163.00	154.78	130.51	167.17	184.22

(1)
Includes every bank and thrift institution in the U.S. traded on a major public exchange, a total of 711 companies as of December 31, 2001.

(2)
Consists of the thirty banks and thrifts, fifteen of them immediately larger than and fifteen of them immediately smaller than TCF Financial in total assets as of September 30, 2001, as follows: Astoria Financial Corporation; Compass Bancshares, Inc.; GreenPoint Financial Corporation; First Tennessee National Corporation; National Commerce Financial Corporation; Banknorth Group, Inc.; Hibernia Corporation; North Fork Bancorporation, Inc; Synovus Financial Corp.; Provident Financial Group, Inc.; Associated Banc-Corp; Commercial Federal Corporation; Colonial BancGroup, Inc.; Commerce Bancshares, Inc.; Pacific Century Financial Corporation; Webster Financial Corporation; First Citizens BancShares, Inc.; People's Bank (MHC); Hudson City Bancorp, Inc. (MHC); Downey Financial Corp.; BOK Financial Corporation; Commerce Bancorp, Inc.; First Virginia Banks, Inc.; FirstMerit Corporation; Westcorp; City National Corporation; Mercantile Bankshares Corporation; BancorpSouth, Inc.; Old National Bancorp; New York Community Bancorp, Inc.

(3)
Consists of the thirty banks and thrifts, fifteen of them immediately larger than and fifteen of them immediately smaller than TCF Financial in total assets as of September 30, 2000. Seven of the companies which were in the 2000 TCF Peer Group are not in the 2001 TCF Peer Group due to merger and acquisition activity or changes in asset size.

SUMMARY COMPENSATION TABLE

        The following summary compensation table (the "Summary Compensation Table") identifies the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the named executives.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position at December 31, 2001	Year	Salary ($)(a)	Bonus ($)(a)	Other Annual Compen- sation ($)(b)	Restricted Stock Awards ($)(c)	Securities Underlying Options/ SARS (#)	All Other Compensation ($)(d)
William A. Cooper Director, Chairman of the Board and Chief Executive Officer	2001 2000 1999	$700,000 700,000 700,000	$1,400,000 1,400,000 1,050,000	(b)	$0 848 0	0 0 0	$156,436 128,598 85,818
Thomas A. Cusick Director, Vice Chairman and Chief Operating Officer	2001 2000 1999	$360,000 360,000 360,000	$720,000 720,000 540,000	(b)	$0 848 0	0 0 0	$58,225 46,810 26,586
Lynn A. Nagorske Director and President	2001 2000 1999	$360,000 360,000 304,000	$720,000 720,000 456,000	(b)	$0 565 0	0 0 0	$48,330 36,042 17,855
Gregory J. Pulles Vice Chairman, General Counsel and Secretary	2001 2000 1999	$264,000 264,000 264,000	$528,000 528,000 396,000	(b)	$0 848 0	0 0 0	$38,851 31,231 16,899
Barry N. Winslow President of TCF National Bank	2001 2000 1999	$270,000 240,000 240,000	$540,000 480,000 300,000	$137,725(b)	$0 579,003 156,188	0 0 0	$30,433 21,780 11,038

OPTION GRANTS AND EXERCISES

        There were no option awards to the named executives in 2001. There were no outstanding options and no option exercises during 2001 by the named executives.

(a)
Salary and bonus are shown for the year in which they were earned. The bonuses shown were paid entirely in cash and qualified as performance-based compensation based on the achievement of EPS goals. (See "Annual Cash Bonus—2001 and 2002" on page 11 in the Report of Personnel/Shareholder Relations Committee, for a description of the bonus program.)

(b)
Includes reimbursement of relocation expenses of $129,517 for Mr. Winslow. For the other named executives, the amounts did not exceed the lesser of $50,000 or 10% of annual salary and bonus. For the years 1999 and 2001, the amounts did not exceed the lesser of $50,000 or 10% of annual salary and bonus for any of the named executives.

(c)
The restricted stock awards shown in 2000 were made under a "Service Award Shares" program for all TCF employees with five or more years of service. In addition, Mr. Winslow received additional restricted stock awards in 2000 and 1999 as shown. Additional awards were made to the named executives in 2000 of stock grants which qualify as performance-based (see the Report of the Personnel/Shareholder Relations Committee, pages 12-13.) At December 31, 2001, the total unvested TCF Stock holdings of the named executives, including all previous restricted stock awards and performance stock awards, was as follows:

	# of Unvested Shares	Value at December 31, 2001
William A. Cooper	502,030	$24,087,399
Thomas A. Cusick	279,030	$13,387,859
Lynn A. Nagorske	263,020	$12,619,700
Gregory J. Pulles	151,030	$7,246,419
Barry N. Winslow	121,220	$5,816,136

  Dividends are paid at the regular rate for TCF Stock except for performance-based shares awarded in 2000, which are paid a dividend of one-half the normal rate until 50% of the shares vest. Value at December 31, 2001, is based on $47.98, which was the closing price of TCF Stock on December 31, 2001. The grant awarded to Mr. Winslow in 1999 was for 7,000 shares which vest at the rate of 20% per year.

(d)
Represents defined contribution plan (KSOP and supplemental) employer contributions, and dividend allocations during 2001 as follows: Mr. Cooper, $144,786; Mr. Cusick, $58,225; Mr. Nagorske, $48,330; Mr. Pulles, $38,851; and Mr. Winslow, $30,433; and insurance premiums paid for Mr. Cooper in 2001 of $11,650.

REPRICING OF OUTSTANDING STOCK OPTIONS

        TCF Financial has not at any time engaged in the repricing of stock options.

BENEFITS FOR EXECUTIVES

        The named executives participate in the same stock purchase/KSOP, pension, medical and other benefits that are provided to TCF employees generally. In addition, TCF provides the executives with a supplementary "SERP" plan which provides KSOP and pension benefits with respect to the executives' compensation in excess of certain limits established by the Code for the KSOP and pension plans and with supplemental long-term disability coverage. Executives are also eligible for a deferred compensation program that allows them to defer receipt and taxation of salary, bonus and stock grants until after they leave TCF. TCF does not make any employer matching or other employer contributions to the deferred compensation plans, other than payment of plan expenses. TCF also provides change in control protection for executives in the event of a change in control and provides various perquisites. The value of the perquisites is included in the Summary Compensation Table on page 15 (or, in some instances, was not large enough to meet the SEC threshold for disclosure on that table.) Following is a more detailed description of TCF's benefit plans that are provided to executive officers, including the named executives.

Stock Purchase/401-k ("KSOP") Plan

•
The TCF Employees Stock Purchase Plan is a combination of a 401-k plan and an employee stock ownership plan ("ESOP") and is therefore referred to as a "KSOP." Under the KSOP, eligible employees are allowed to make contributions by salary reduction of up to 12% of their salary and incentive compensation on a tax-deferred basis pursuant to Section 401(k) of the Code. Contributions of employees defined by the Code as "highly compensated" are limited to 6% of salary and incentive compensation, however. TCF matches the contributions of all employees at the rate of 50 cents per dollar, with a maximum employer matching contribution of 3% of covered pay. Employee contributions vest immediately, while the Company's matching contributions are subject to a graduated vesting schedule of twenty percent per year of service.
•
Employee contributions and matching contributions are invested 100% in TCF Stock, except that employees age 50 and older may diversify their accounts into other available investments. Dividends are paid by the plan directly to the participants.
•
The benefit upon termination of employment is the vested shares in the account, distributed as shares or cash as elected by the participant.

  KSOP/SERP

•
The named executives participate in a Supplemental Employee Retirement Plan ("SERP") related to the TCF Employees Stock Purchase Plan.
•
The SERP provides the same benefits as the TCF Employees Stock Purchase Plan, except on compensation or benefits which exceed certain limits for that plan under the Code. Assets are invested 100% in TCF Stock.

  Total KSOP—Related Benefits

•
The total account balances under the KSOP and its related SERP for the named executives as of December 31, 2001, were as follows: Mr. Cooper, $6,244,480; Mr. Cusick, $3,020,711; Mr. Nagorske, $2,091,312; Mr. Pulles, $1,749,706; and Mr. Winslow, $1,564,904.

Pension Benefits

  Cash Balance Plan (since 1990)

•
Under the TCF Cash Balance Plan, monthly payments are credited to retirement accounts of eligible employees in amounts ranging from 2.5% to 7.5% of their covered pay, depending on age and length of service with TCF.
•
Retirement accounts are credited quarterly with interest payments which are tied to 10-year U.S. Government Bonds.
•
The benefit amount upon termination of employment is the vested balance of the account, paid in a lump sum or in other permitted forms of payment.

  Pre-1990 Pension Plan

•
Prior to September 1, 1990, TCF's pension plan was based on various formulas.
•
Benefits earned under this prior pension plan were frozen as of September 1, 1990.

•
For employees who were with TCF before September 1, 1990, any benefit accrued under this prior pension plan is provided by a group annuity contract with an independent insurance company.

  Pension SERP

•
The named executives participate in a SERP related to the Cash Balance Plan and the Pre-1990 Pension Plan.
•
The SERP provides benefits based on the Cash Balance Plan and the Pre-1990 Pension Plan but with respect to compensation and/or benefits which exceed certain limits for those plans under the Code.

  Total Pension-Related Benefits

•
The total annual annuity benefit (single life annuity form) under these three pension plans for the named executives accrued through December 31, 2001, and payable at normal retirement age (age 65) is as follows: Mr. Cooper, $170,395; Mr. Cusick, $88,815; Mr. Nagorske, $98,743; Mr. Pulles, $67,876; and Mr. Winslow, $50,296. If the executives continued with TCF until age 65 at their current compensation levels, their total projected annual annuity benefit (single life annuity form) under these plans would be: Mr. Cooper, $275,796; Mr. Cusick, $157,448; Mr. Nagorske, $320,569; Mr. Pulles, $150,303; and Mr. Winslow, $117,727.

Deferred Compensation Plans

•
TCF Financial has deferred compensation plans that allow eligible executives and senior officers (and certain leasing employees) to defer payment of up to 100% of their base salary and bonus as well as grants of restricted stock.
•
The plans are known as the TCF Financial Executive Deferred Compensation Plan, Senior Officer Deferred Compensation Plan and the Winthrop Resources Corporation Deferred Compensation Plan.
•
There are no company contributions to these plans, other than payment of administrative expenses.
•
Deferred amounts are credited to deferred compensation accounts along with the earnings and losses of the selected investments. Dividends on certain deferred stock awards are paid out to the executives at the time the dividend is paid, pursuant to the executive's election.
•
Available investments include TCF Stock and other publicly traded stocks and bonds.
•
Distributions from the plans are paid out after termination of employment over no more than 15 years and, in some cases, in lump sum form.
•
TCF Financial has established trust funds to accumulate assets for payment of liabilities.
•
In 2001, as it had previously done in 1998 and 2000, TCF Financial made loans to certain accounts in the Executive Deferred Compensation Plan for the acquisition of TCF Stock. In addition, certain executives' prior loan balances were refinanced. The amount of the borrowing was limited to what could be serviced through dividend payments on existing and newly acquired shares of TCF Stock in the accounts. TCF Financial made all loans for a term of five years and at a prevailing market rate of interest. Shares were purchased at prevailing market values in the open market at the time of purchase at an average price of $40.9745 per share. The number of shares purchased for accounts of the named executives through amounts loaned in 2001, and the additional amounts loaned in 2001, were as follows: Mr. Cooper, 86,159 shares ($3,530,322); Mr. Pulles, 13,860 shares ($567,907); and Mr. Winslow, 17,632 shares ($722,462). Shares of TCF Stock purchased with a loan are not allocated to the executive's account until the account's loan is fully repaid. Each loan is secured by a pledge of the stock acquired through the loan, future income to the account, and a contingent deferral commitment from each executive. As of February 28, 2002, the total outstanding principal loan balances of the named executives, the number of shares pledged as security for those loans, and the value of the pledged shares, for the five named executives were as follows:
	Total principal loan balance at 2/28/02	# Shares pledged	Value of pledged shares at 2/28/02
William A. Cooper	$5,523,120	239,635	$12,317,239
Thomas A. Cusick	$5,910	28,750	$1,477,750
Lynn A. Nagorske	$132,212	32,179	$1,654,000
Gregory J. Pulles	$808,020	36,798	$1,891,417
Barry N. Winslow	$781,915	32,093	$1,649,580
•
Account balances of the named executives in the Executive Deferred Compensation Plan on December 31, 2001 were as follows: Mr. Cooper—$54,488,085; Mr. Cusick—$14,901,854;    Mr. Nagorske—$19,005,223; Mr. Pulles—$8,389,996; and Mr. Winslow—$10,822,085. These amounts include shares of TCF Stock which are not currently part of the account's distributable balance because they are unvested restricted stock awards or were purchased with loans that are not yet fully repaid. At December 31, 2001, accounts in all three deferred compensation plans combined held 3,881,455 shares of TCF Stock valued at $186,232,207.

Payments in the Event of a Change in Control

•
Mr. Cooper and three of the other named executives are entitled to severance payments and vesting of stock grants and options if their employment is terminated due to a change in control.

•
Mr. Cooper is entitled to the following payments if he is terminated without cause, or if he terminates employment for any reason, within 24 months after a change in control:

•
A cash payment equal to three times his base salary and three times the average of his last three years bonus payments and continuation of life insurance coverage for three years.

•
A non-cash benefit in the form of vesting of all unvested stock grants and options. Vesting of stock grants and options occurs upon a change in control, regardless of whether or not Mr. Cooper's employment is terminated.

•
If Mr. Cooper becomes subject to an excise tax under Code section 280G, he is entitled to receive reimbursement for this tax and additional sums to make up for any resulting additional tax amounts so that there is no net cost to him from the excise tax ("excise tax cost reimbursement").

•
The other three named executives have severance contracts under which they are entitled to the following severance payments if they are terminated or if they terminate employment for "good reason" within 18 months after a change in control:

•
A cash payment equal to two times their annual salary and bonus.

•
A non-cash benefit in the form of vesting of all unvested stock grants and options. Vesting of stock grants and options occurs upon a change in control, regardless of whether or not the executive's employment is terminated.

•
If the executive becomes subject to an excise tax under Code section 280G, he is entitled to receive excise tax cost reimbursement.

•
If the named executives with severance contracts terminated employment effective February 1, 2002 due to a change in control, the following pre-tax amounts would be paid: (1) Cash benefit—Mr. Cooper, $5,950,000; Mr. Nagorske, $1,984,000; Mr. Pulles, $1,496,000; and Mr. Winslow, $1,420,000; (2) Non-cash: vesting of restricted stock and performance-based stock awards—Mr. Cooper, 300,030 shares; Mr. Nagorske, 175,020 shares; Mr. Pulles, 75,030 shares; and Mr. Winslow, 67,820 shares; and (3) excise tax cost reimbursement. The non-cash value received by the named executives would depend on the market price of TCF Stock at the time of vesting and the net value received by executives for both cash and non-cash amounts would be substantially reduced by the payment of income taxes.

        What are the Provisions of the Chief Executive Officer's Employment Agreement?

•
TCF Financial and William A. Cooper signed an employment agreement effective July 1, 1996.

•
The agreement was for an original term through December 31, 2000 with an annual renewal of the three-year term on each January 1st.

•
Mr. Cooper's minimum base pay is $700,000.

•
If Mr. Cooper is terminated "without cause" or leaves for "good reason" he is entitled to receive his salary and bonus for three years in addition to receiving a lump sum payment for the value of any stock options or stock grants forfeited and continuation of disability and life insurance and medical/dental benefits for three years.

•
If Mr. Cooper is terminated with "cause" or voluntarily leaves without "good reason," he cannot compete against TCF Financial for one year. This does not apply if a change in control occurs.

•
In lieu of the termination compensation provided for under his contract, Mr. Cooper is entitled to severance pay if a change in control occurs (see previous section).

Indemnification Rights.

        Indemnification rights are provided to the named executives under TCF Financial's Articles of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law.

        What Is The Board's Recommendation On Voting For Directors?    The Board unanimously recommends that TCF     shareholders vote "For" all the Nominees listed on page 3.

ITEM 2: RATIFICATION OF TCF'S APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

        The Board has appointed the firm of KPMG LLP, independent public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2002.

        A proposal to ratify the appointment of KPMG LLP will be presented to the stockholders at the Annual Meeting. Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement, if they so desire.

        What is the Board's Recommendation on Voting on This Agenda Item?    The Board unanimously recommends that TCF shareholders vote "For" approving the appointment of KPMG LLP.

AUDIT/ASSET QUALITY COMMITTEE REPORT

        The Audit/Asset Quality Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from our independent accountants, KPMG LLP ("KPMG"), required by Independence Standards Board Standard No. l, as modified or supplemented; and discussed with the independent auditors, KPMG, the auditors' independence. The Audit/Asset Quality Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        Based on the review and discussions above, the Audit/Asset Quality Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        Fees paid to our independent public accountant, KPMG, for the year ended December 31, 2001 are as follows:

Audit Fees, excluding audit related	$590,975

Financial Systems Design & Implementation Fees	None
All Other Fees:
Audit-related fees(1)	134,175
Other non-audit services(2)	294,900

Total All Other Fees	$429,075

(1)
Audit-related fees consisted principally of required statutory audits, audits of financial statements of certain employee benefit plans and issuances of collateral letters.

(2)
Other non-audit fees consisted primarily of tax services.

        KPMG provided TCF no services related to computer systems design and implementation or internal audit outsourcing during 2001. The Audit/Asset Quality Committee has considered all fees for non-audit services to be compatible with maintaining the auditors' independence.

        The Board of Directors has adopted a written charter for the Audit/Asset Quality Committee, which was amended on January 21, 2002. A copy of the charter, as revised, is attached as an appendix to this Proxy Statement. Changes were made to the charter based on a review of other public company audit committee charters. The changes include: (i) authorizing the Committee to retain special legal, accounting and other consultants; (ii) specifically incorporating audit committee membership requirements of the NYSE and Federal Deposit Insurance Corporation; (iii) requiring the Audit/Asset Quality Committee to review significant findings from supervisory examination reports; (iv) specifying that the independent auditor (KPMG LLP) is ultimately accountable to the Audit/Asset Quality Committee and the Board; and (v) adding additional review duties with respect to internal auditors and risk management.

        Each member of the Audit/Asset Quality Committee is independent, as independence is defined in Sections 303.01 (B)(2)(a) and (3) of the listing standards of the New York Stock Exchange.

BY THE AUDIT/ASSET QUALITY COMMITTEE:

George G. Johnson, Ch.
Thomas J. McGough
Robert E. Evans

ADDITIONAL INFORMATION

        How Can Shareholders Submit Proposals and Nominate Directors for Next Year's Meeting?    If you are a shareholder and you wish to have a proposal included in TCF Financial's proxy statement for its Annual Meeting in 2003 you must submit your request in writing to the Secretary of TCF Financial no later than November 28, 2002. We suggest that you send any such proposals by certified mail. The Board has the right to review shareholder proposals to determine if they meet the requirements for being included in the proxy statement as established by the SEC.

        Proposals not included in proxy mailings may be submitted to the Annual Meeting if they meet the requirements of the Bylaws of TCF Financial. Shareholders must deliver a notice of the proposal to the Secretary of TCF Financial by the deadline. The deadline is at least 60 days but not more than 90 days before the Annual Meeting, but if TCF Financial gives less than 70 days notice of the Annual Meeting, the deadline is ten days after the earlier of the date the notice of the Annual Meeting date was mailed or public disclosure of the Annual Meeting date was made. Shareholders can nominate directors at an Annual Meeting if the nomination is submitted to the Secretary of TCF Financial by the same deadline as applies to other shareholder proposals (generally, no later than 60 days before the scheduled Meeting date) and if the nomination satisfies the informational and other requirements in the Bylaws of TCF Financial as determined by the Board. TCF Financial reserves the right to vote all proxies against any proposals or nominations received after the deadline for submission of proposals and nominations.

        How Can Shareholders Get Copies of TCF's Annual Report?    TCF Financial is furnishing with this proxy statement a copy of its 2001 Annual Report including financial statements. SHAREHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL'S 2001 ANNUAL REPORT ON FORM 10-K. If you wish to receive a copy please send a written request to the Corporate Secretary of TCF Financial at the corporate address on page one of this proxy statement. If you want copies of exhibits to the 2001 Annual Report on Form 10-K a reasonable charge may be made for the expense.

APPENDIX

TCF FINANCIAL CORPORATION
BOARD OF DIRECTORS
AUDIT/ASSET QUALITY COMMITTEE CHARTER

Adopted January 24, 2000 and Revised January 21, 2002

I. INTRODUCTION AND PURPOSE

        TCF Financial Corporation (the "Company") is a publicly-held company and operates in a complex, dynamic, highly competitive, and regulated environment. In order to assure the kind of informed decision-making beneficial to the Company and its stockholders, much of the Board's oversight occurs through the standing committees of the Board, such as the Audit/Asset Quality Committee. The primary function of the Audit/Asset Quality Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company's financial reporting and public disclosure activities. The Audit/Asset Quality Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  •
  Review and appraise the audit efforts of the Company's independent auditor and internal auditing department.

  •
  Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing department, and the Board of Directors.

  •
  Monitor and review the Company's activities to help ensure that legal requirements and high standards of business and personal ethics are communicated within the Company and are being met by the Company, its employees and business partners.

  •
  Establish, in conjunction with Company management, an effective compliance management system for the consumer compliance-related roles of all bank subsidiary and affiliate functions.

        The Audit/Asset Quality Committee will primarily fulfill these responsibilities by carrying out the activities specified in Section IV of this Charter.

        The Audit/Asset Quality Committee shall have the authority to retain, at the Company's expense, special legal, accounting or other consultants to advise the Committee. The Audit/Asset Quality Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

II. COMPOSITION

        The members of the Audit/Asset Quality Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit/Asset Quality Committee may designate a Chair by majority vote of the full Audit/Asset Quality Committee membership.

  A. Independence

    The Audit/Asset Quality Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be independent Directors as defined by the New York Stock Exchange (NYSE) and by the Federal Deposit Insurance Corporation (FDIC), and shall be free from any relationship that, in the opinion of the Board, may interfere with their independence from management and the Company.

  B. Financial Literacy

    Each member of the Audit/Asset Quality Committee shall be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit/Asset Quality Committee. At least one member of the Audit/Asset Quality Committee must have accounting or related financial management expertise as defined by the NYSE. At least two members of the Audit/Asset Quality Committee shall have banking or related financial management expertise as defined by the FDIC. These determinations shall be made by the Board of Directors.

III. MEETINGS

        The Audit/Asset Quality Committee shall meet at least four times annually, or more frequently as circumstances dictate. One of those meetings shall focus on review and approval of annual financial statements and related information. To the extent practicable, each of the Audit/Asset Quality Committee members shall attend each of the regularly scheduled meetings in person. As part of its job to foster open communication, to the extent necessary, time should be set aside at each meeting for the Audit/Asset Quality Committee to meet with management, the internal auditor and the independent auditor in separate sessions to discuss any matters that the Audit/Asset Quality Committee or each of these groups believe should be discussed privately.

        A majority of the Audit/Asset Quality Committee members currently holding office constitutes a quorum for the transaction of business. The Audit/Asset Quality Committee shall take action by the affirmative vote of a majority of the Audit/Asset Quality Committee members present at a duly held meeting.

IV. RESPONSIBILITIES AND DUTIES

        The Audit/Asset Quality Committee shall undertake the following responsibilities and duties.

  A. Documents/Reports Review

    •
    Review and reassess the adequacy of this Charter at least annually.

    •
    Review the Company's consolidated annual financial statements and any related report rendered by the independent auditors.

    •
    Review the significant recommendations made to management by the internal auditing department and management's responses.

    •
    Review Quarterly reports on Form 10-Q with financial management and the independent accountants prior to filing with the Securities and Exchange Commission. The Chair of the Audit/Asset Quality Committee may represent the entire Audit/Asset Quality Committee for purposes of this review.

    •
    Review the significant findings from supervisory examination reports of state and federal agencies and the corrective action taken by management to such reports.

  B. Independent Auditors

    •
    Oversee the selection, evaluation, retention and replacement of the Company's independent auditor as representative of the Board of Directors and the shareholders, with final authority on these matters resting with the Audit/Asset Quality Committee and the Board of Directors. The independent auditor for the Company is ultimately accountable to the Audit/Asset Quality Committee and the Board.

    •
    Recommend to the Board of Directors the selection of the Company's independent auditor, considering independence and effectiveness, and approve the fees and other compensation to be paid to the Company's independent auditor. On an annual basis, the Audit/Asset Quality Committee should receive from the selected independent auditor a written statement delineating all significant relationships (and related fees) the Company's independent auditor has with the Company to consider in the evaluation of the independent auditor's independence. The Audit/Asset Quality Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

    •
    Monitor the performance of the Company's independent auditor and approve any proposed discharge of the Company's independent auditor when circumstances warrant.

    •
    Periodically consult with the Company's independent auditor, outside of the presence of management, about the auditor's judgments about the quality, and not just the acceptability, of the Company's accounting principles as applied to its financial reporting, and the Company's internal controls and the completeness and accuracy of the Company's financial statements.

  C. Financial Reporting Processes

    •
    In consultation with the Company's independent auditor, and the Company's internal auditors, monitor the integrity of the Company's financial reporting processes, both internal and external.

    •
    Review and discuss the scope of the annual audit plans for the independent auditors.

    •
    Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    •
    Review major changes to the Company's accounting principles and practices, financial reporting process, and system of internal controls, as suggested by the Company's independent auditor, management, or the internal auditing department.

  D. Internal Auditors

    •
    Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

    •
    Review the appointment, performance and replacement of the director of internal auditing.

  E. Audit/Asset Quality Committee Report

    •
    Include in the Company's annual proxy statement a report from the Audit/Asset Quality Committee, stating whether:

    (1)
    the Audit/Asset Quality Committee has reviewed and discussed the audited financial statements with management;

    (2)
    the Audit/Asset Quality Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented; and

    (3)
    the Audit/Asset Quality Committee has received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the auditors the auditors' independence;

    (4)
    Based on the review and discussions referred to in items (1) through (3) above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB (17 CFR 249.310b) for the last fiscal year for filing with the Commission.

  F. Legal, Ethical and Consumer Compliance

    •
    Oversee the development, issuance, distribution and review of appropriate ethics guidelines.

    •
    Oversee the development, issuance, distribution and review of legal compliance guidelines and procedures related to the consumer compliance, fair lending and Community Reinvestment Act requirements.

    •
    Monitor and review periodically the systems that management has established to implement the Company's ethics and compliance guidelines.

    •
    Oversee the development of processes for receiving and investigating reports of significant compliance violations.

    •
    Review, with Company counsel, legal compliance matters including corporate securities trading policies.

    •
    Review with management and the independent auditors the basis for their reports issued under 12 CFR section 363.2(b).

  G. Asset Quality and Risk Management

    •
    Review management's determination of the adequacy of the consolidated allowance for loan and lease loss reserves.

    •
    Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

    •
    Monitor and review periodically the systems that management has established to implement the Company's information security program.

  H. Qualification

    While the Audit/Asset Quality Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit/Asset Quality Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of Company management and the independent auditor. Nor is it the duty or responsibility of the Audit/Asset Quality Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations.

BELOW IS YOUR PROXY CARD.
YOUR VOTE IS IMPORTANT.

Dear Shareholder:

You are invited to attend TCF Financial Corporation's Annual Meeting of Shareholders which will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on May 8, 2002, at 10:30 a.m. local time.

At the Annual Meeting you will be asked to elect four directors to the Board, and to ratify the Board's choice of independent public accountants.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can also vote your shares by telephone or by Internet. (Follow the instructions on the reverse side of this card.) (Telephone or Internet voting costs TCF less than proxy card voting by mail, so I encourage you to consider it!) If you prefer to vote by regular mail, please sign and date the proxy card below (reverse side) and return it in the enclosed envelope as soon as possible. If you receive more than one proxy card, please vote each card. You can vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper
Chairman and Chief Executive Officer

DETACH HERE

PROXY
(Revocable)

TCF FINANCIAL CORPORATION

MAY 8, 2002

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I* hereby appoint William A. Cooper and Gregory J. Pulles, or either of them, as proxies to vote my* shares of TCF stock at the annual Stockholders meeting to be held on May 8, 2002 (or any adjournment of that meeting) (the "Annual Meeting" or "Meeting") as I instruct below. I hereby revoke any proxy I previously gave for this Meeting. If one or both proxies becomes unable to serve at the Meeting, I authorize the Board of Directors to name a substitute. This proxy applies to all shares of TCF stock of record in my name at the close of business on March 11, 2002 (the "Record Date"). My instructions are to vote as follows: (1) As to the proposals on the reverse side of this card, the proxies are to follow the instructions I have marked. If I have not marked any instructions, they are to vote "FOR ALL NOMINEES" on Proposal 1 and "FOR" Proposal 2. (2) As to the following items (if any of them arise), the proxies will vote in their own discretion: any other business which the Board of Directors did not know, 60 days before the mailing of this solicitation, would be presented at the Meeting; approval of minutes of the prior annual Stockholders meeting (such approval does not amount to ratification of action taken at that Meeting); election of any person as a director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. I can revoke this proxy after voting it (see proxy statement).

* For joint owners, we/our is substituted for I/my throughout.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

TCF FINANCIAL
CORPORATION
c/o EquiServe
P.O. Box 43068
Providence, RI 02940

Vote by Telephone		Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).		It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2.	Go to the Website http://www.eproxyvote.com/tcb
3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.
Your vote is important! Call 1-877-PRX-VOTE anytime!		Your vote is important! Go to http://www.eproxyvote.com/tcb anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE
☒	Please mark votes as in this example.

Both Proposals below are proposed by TCF Financial Corporation. Neither Proposal is related to or conditioned on approval of any other matters. Unless you indicate otherwise, all signed proxy cards received (or voted by telephone or by Internet) will be voted "FOR ALL NOMINEES" on Proposal 1 and "FOR" Proposal 2. The Board of Directors recommends that you vote "FOR ALL NOMINEES" on Proposal 1 and "FOR" Proposal 2.

								FOR	AGAINST	ABSTAIN
1.	Election of Directors.					2.	Appointment of KPMG LLP
	Nominees:	(01) Rodney P. Burwell, (02) William A. Cooper, (03) Thomas A. Cusick, (04) Thomas J. McGough					as independent public accountants for 2002.	☐	☐	☐
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐	For all nominees except as noted above
						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

Note: Please sign as name appears hereon. In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer. For partnerships, please sign in partnership name by authorized person.
Signature:	Date:	Signature:	Date:

BELOW IS YOUR PROXY CARD.
YOUR VOTE IS IMPORTANT.

Dear Shareholder:

You are invited to attend TCF Financial Corporation's Annual Meeting of Shareholders which will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on May 8, 2002, at 10:30 a.m. local time.

At the Annual Meeting you will be asked to elect four directors to the Board, and to ratify the Board's choice of independent public accountants.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can also vote your shares by telephone or by Internet. (Follow the instructions on the reverse side of this card.) (Telephone or Internet voting costs TCF less than proxy card voting by mail, so I encourage you to consider it!) If you prefer to vote by regular mail, please sign and date the proxy card below (reverse side) and return it in the enclosed envelope as soon as possible. If you receive more than one proxy card, please vote each card. You can vote in person at the Annual Meeting even if you do so now.

Sincerely,

William A. Cooper
Chairman and Chief Executive Officer

DETACH HERE

PROXY
(Revocable)

TCF FINANCIAL CORPORATION

MAY 8, 2002

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

To: U.S. Bank National Association as Trustee (the "Trustee") under the Trust Agreement for the TCF Employees Stock Purchase Plan (the "Plan").

I hereby instruct the Trustee to vote my shares of TCF stock in the Plan at the annual Stockholders meeting to be held on May 8, 2002 (or any adjournment of that meeting) (the "Annual Meeting" or "Meeting"). I hereby revoke any instructions I previously gave for this Meeting. I authorize the Trustee to implement this vote by signing a proxy card in the form solicited by the Board of Directors. This Instruction applies to all shares of record in my Plan account at the close of business on March 11, 2002 (the "Record Date"). My instructions are to vote as follows: (1) As to the proposals on the reverse side of this card, the Trustee shall follow the instructions I have marked. If I have not marked any instructions, the Trustee shall vote "FOR ALL NOMINEES" on Proposal 1 and "FOR" Proposal 2. (2) As to the following items (if any of them arise) the Trustee is instructed to authorize the proxies selected by TCF Financial's Board of Directors to vote in their own discretion: any other business which the Board of Directors did not know, 60 days before the mailing of this solicitation, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting (such approval does not amount to ratification of action taken at that Meeting); election of any person as a director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. In order for these instructions to be effective, they must be received by the Trustee no later than May 3, 2002. The Advisory Committee of TCF Employees Stock Purchase Plan, consisting of the independent members of the Personnel/Shareholder Relations Committee of the Board, will provide voting instructions for any shares in the Plan for which instructions are not received by the deadline.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR FOLLOW INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET. BY LAW, YOUR VOTE IS CONFIDENTIAL.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

TCF FINANCIAL
CORPORATION
c/o EquiServe
P.O. Box 43068
Providence, RI 02940

Vote by Telephone		Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).		It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2.	Go to the Website http://www.eproxyvote.com/tcb
3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.
Your vote is important! Call 1-877-PRX-VOTE anytime!		Your vote is important! Go to http://www.eproxyvote.com/tcb anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE
☒	Please mark votes as in this example.

PROXY CARD for TCF Employees Stock Purchase Plan (Continued from reverse side)

Both Proposals below are proposed by TCF Financial Corporation. Neither Proposal is related to or conditioned on approval of any other matters. Unless you indicate otherwise, all signed proxy cards received (or voted by telephone or by Internet) will be voted "FOR ALL NOMINEES" on Proposal 1 and "FOR" Proposal 2. The Board of Directors recommends that you vote "FOR ALL NOMINEES" on Proposal 1 and "FOR" Proposal 2.

								FOR	AGAINST	ABSTAIN
1.	Election of Directors.					2.	Appointment of KPMG LLP
	Nominees:	(01) Rodney P. Burwell, (02) William A. Cooper, (03) Thomas A. Cusick, (04) Thomas J. McGough					as independent public accountants for 2002.	☐	☐	☐
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐	For all nominees except as noted above
						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

NOTE: The shares represented by this voting instruction card will be voted on a confidential basis as directed by the participant. If no signed proxy card is received by May 3, 2002 (or voted by telephone or by Internet by that date), however, the shares under the TCF Employees Stock Purchase Plan will be voted as directed by the Advisory Committee of the Plan. Once voted, this proxy may be revoked in writing or by telephone or Internet, or by a new proxy card, telephone or Internet vote received by the Trustee on or before May 3, 2002.
NOTE: Please sign as name appears hereon.
Signature:	Date:

QuickLinks

TABLE OF CONTENTS
ABOUT THE MEETING
ITEM 1: ELECTION OF DIRECTORS
BACKGROUND OF THE NOMINEES AND OTHER DIRECTORS
COMPENSATION OF DIRECTORS
TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS
BACKGROUND OF EXECUTIVES WHO ARE NOT DIRECTORS
REPORT OF PERSONNEL/SHAREHOLDER RELATIONS COMMITTEE
PROGRESS TOWARD VESTING OF YEAR 2000 PERFORMANCE STOCK AWARDS
TCF STOCK PERFORMANCE CHART
SUMMARY COMPENSATION TABLE
OPTION GRANTS AND EXERCISES
BENEFITS FOR EXECUTIVES
ITEM 2: RATIFICATION OF TCF'S APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT/ASSET QUALITY COMMITTEE REPORT
ADDITIONAL INFORMATION
APPENDIX TCF FINANCIAL CORPORATION BOARD OF DIRECTORS AUDIT/ASSET QUALITY COMMITTEE CHARTER Adopted January 24, 2000 and Revised January 21, 2002